                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                              (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  CHATTEM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                      [LOGO]

                                 CHATTEM, INC.
                             1715 WEST 38TH STREET
                          CHATTANOOGA, TENNESSEE 37409

                                 MARCH 7, 1997

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Chattem, Inc., scheduled for Wednesday, April 9, 1997, at 1:00 p.m., in the Company's executive offices located in Chattanooga, Tennessee. The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

    I hope that you will be able to attend the Annual Meeting on April 9, 1997. A luncheon reservation card is also enclosed if you are able to attend the Company's luncheon immediately preceding the meeting.

                                           Sincerely,

                                           /s/ Zan Guerry
                                           Zan Guerry
                                           CHAIRMAN OF THE BOARD AND PRESIDENT

                                     [LOGO]

                                 CHATTEM, INC.
                             1715 WEST 38TH STREET
                          CHATTANOOGA, TENNESSEE 37409
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 9, 1997

To the Shareholders of Chattem, Inc.:

    Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Chattem, Inc., a Tennessee corporation (the "Company"), will be held on Wednesday, April 9, 1997, at 1:00 p.m. local time, at the Company's executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, for the following purposes:

    (1) To elect three members to the Board of Directors, each to serve for a three year term;

    (2) To ratify the appointment of Arthur Andersen LLP as independent auditors; and

    (3) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

    Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

    Only shareholders of record at the close of business on February 27, 1997 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof.

    You are encouraged to attend the Annual Meeting in person. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT, AT YOUR EARLIEST CONVENIENCE, YOU PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          /s/ Zan Guerry
                                          Zan Guerry
                                          CHAIRMAN OF THE BOARD AND PRESIDENT

Chattanooga, Tennessee
March 7, 1997

                                 CHATTEM, INC.
                                   ---------

                                PROXY STATEMENT
                                   ----------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 9, 1997

SOLICITATION OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of Chattem, Inc., a Tennessee corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting"), and at any adjournment(s) thereof, to be held at the Company's executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, on Wednesday, April 9, 1997, at 1:00 p.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitations of proxies may be made in person or by mail, telephone or telegram by directors, officers and regular employees of the Company. The Company will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's shares held of record by such persons, will furnish at its expense the number of copies thereof necessary to supply such material to all such beneficial owners and will reimburse the reasonable forwarding expenses incurred by such record owners. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation will be paid by the Company. This Proxy Statement is first being mailed to shareholders on or about March 7, 1997.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The Board of Directors has fixed the close of business on February 27, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company's common stock without par value ("Common Stock") is entitled to one vote. As of February 27, 1997, there were issued and outstanding 8,612,641 shares of Common Stock.

    Set forth below is information, as of February 27, 1997, with respect to beneficial ownership by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director and nominee, (c) the chief executive officer and the other most highly compensated executive officer for the previous fiscal year, and (d) all directors and executive officers of the Company as a group:

                                          AMOUNT AND NATURE OF         PERCENT
      NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP (1)     OF CLASS (2)
------------------------------------  ----------------------------   ------------
First Union Capital Partners, Inc.         1,666,667                      19.4%
 One First Union Center
 301 S. College Street
 Charlotte, NC 28288
Zan Guerry                                 1,252,913(3)(4)(5)(6)          14.3
 1715 W. 38th St.
 Chattanooga, TN 37409
Robert E. Bosworth                           962,276(6)(7)(8)             11.1
 1715 W. 38th St.
 Chattanooga, TN 37409
Hamico, Inc.                                 861,864(9)                   10.0
 1715 W. 38th Street
 Chattanooga, TN 37409
Putnam Investments, Inc.                     505,200(10)                   5.9
 One Post Office Square
 Boston, MA 02109
Louis H. Barnett                             119,469(11)                   1.4

                                          AMOUNT AND NATURE OF         PERCENT
      NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP (1)     OF CLASS (2)
------------------------------------  ----------------------------   ------------
Richard E. Cheney                             12,710                     *
Scott L. Probasco, Jr.                        88,426(12)                   1.0
Samuel E. Allen                               11,500                     *
A. Alexander Taylor, II                        4,600                     *
Directors and Executive Officers as        1,590,030                      18.0
 a Group (7 persons)

------------
 * Less than 1.0%.

 (1) Except as otherwise indicated, refers to either shared or sole voting and investment power. Includes the following numbers of shares subject to purchase pursuant to options that are exercisable within 60 days of February 27, 1997 under the Company's Non-Statutory Stock Option Plan -- 1993 (the "1993 Stock Option Plan"), the Company's Non-Statutory Stock Option Plan -- 1994 (the "1994 Stock Option Plan") or the Company's Non-Statutory Stock Option Plan for Non-Employee Directors (the "Director Plan"): Mr. Guerry -- 126,875 shares, Mr. Bosworth -- 75,312 shares, Mr. Probasco -- 4,250 shares, Messrs. Allen and Taylor -- 4,000 shares each, Messrs. Barnett and Cheney -- 3,750 shares each, and all directors and executive officers as a group -- 221,937 shares. Also includes the following numbers of shares subject to purchase pursuant to the exercise of warrants issued in June, 1994 in connection with the Company's 12.75% senior subordinated notes due 2004: Mr. Guerry -- 1,464 shares, Mr. Barnett -- 1,581 shares, and all directors and executive officers as a group -- 3,045 shares.

 (2) For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, the shares issuable pursuant to presently exercisable stock options or warrants held by such beneficial owner are deemed to be outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

 (3) Includes 37,081 shares held by a trust for the benefit of Mr. Guerry's sister, of which he serves as a co-trustee. Mr. Guerry disclaims beneficial ownership of the shares held by this trust.

 (4) Includes 6,000 shares held in trust for Mr. Guerry pursuant to the terms of the Company's Savings and Investment Plan.

 (5) Includes 2,685 shares which Mr. Guerry holds as custodian for his children. Mr. Guerry disclaims beneficial ownership of these custodial shares.

 (6) Includes 848,100 shares and 13,764 shares subject to purchase pursuant to the exercise of warrants owned by Hamico, Inc., a charitable foundation for which Messrs. Guerry and Bosworth serve as directors and executive officers. Messrs. Guerry and Bosworth disclaim beneficial ownership of all such shares.

 (7) Includes 23,000 shares held in trust for Mr. Bosworth pursuant to the terms of the Company's Savings and Investment Plan.

 (8) Includes 600 shares which Mr. Bosworth holds as custodian for his daughter. Mr. Bosworth disclaims beneficial ownership of these custodial shares.

 (9) Includes 13,764 shares subject to purchase pursuant to the exercise of warrants issued June, 1994 in connection with the Company's 12.75% senior subordinated notes due 2004.

(10) Consists solely of shares held by certain wholly-owned subsidiaries of Putnam Investments, Inc., which are registered investment advisors, for the benefit of clients of such investment advisors and for which shares Putnam Investments, Inc. disclaims beneficial ownership. This information is based solely upon a Schedule 13G filed by Putnam Investments, Inc. on or about January 27, 1997.

(11) Includes 103,778 shares which are held in trust for the benefit of various family members. Mr. Barnett disclaims beneficial ownership of these shares.

(12) Includes 1,500 shares which are held by Mr. Probasco's spouse. Mr. Probasco disclaims beneficial ownership of these shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under federal securities laws, the Company's directors, executive officers and 10% or more shareholders are required to report, within specified monthly and annual due dates, their initial ownership in the Company's Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year.

REVOCABILITY OF PROXY

    Granting a proxy does not preclude the right of the person giving the proxy to vote in person, and a person may revoke his or her proxy at any time before it has been exercised, by giving written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

QUORUM; VOTING

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock which are entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

    On all matters submitted to a vote of the shareholders at the Annual Meeting or any adjournment(s) thereof, each shareholder will be entitled to one vote for each share of Common Stock owned of record at the close of business on February 27, 1997. There will be no cumulative voting.

ACTION TO BE TAKEN UNDER THE PROXY

    Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted (a) "FOR" the election of the three persons specified as nominees for directors of the Company, each of whom will serve for a three year term; (b) "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors; and (c) in the best judgment of the persons named in the enclosed proxy in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. Should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the proxies will be voted for the election, in his stead, of such other person as the management of the Company may recommend.

    Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. Management knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Company's Board of Directors is classified into three classes having staggered terms of three years each. At present, two classes consist of two directors each and one class consists of three directors. Each director elected at the Annual Meeting will serve until the Annual Meeting of Shareholders in 2000 and until his successor has been elected and qualified or until his earlier resignation or removal. Messrs. Louis H. Barnett, Robert E. Bosworth and Richard
E. Cheney are the Board of Directors' nominees for election. The Board of Directors has no nominating committee, and all nominees are selected by the Board of Directors at large. Directors will be elected by a plurality of the votes cast.

    The directors meet quarterly and may convene for special meetings when necessary. During the fiscal year ended November 30, 1996, the Board of Directors conducted a total of four regularly scheduled and two special meetings. Each director attended 75% or more of the meetings of the Board of Directors and of any committees on which he served during this period.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

    The following information is furnished with respect to the nominees and continuing directors:

             NAME               AGE                   PRINCIPAL OCCUPATION
------------------------------  ----   --------------------------------------------------
NOMINEES FOR TERMS
 OF OFFICE TO EXPIRE IN 2000
Louis H. Barnett                 78    Consultant to the Company and others regarding
                                       plastics, chemicals and oil investments and
                                       operations. Director of Overton Bank and Trust and
                                       A/F Protein, Inc. First elected a director of the
                                       Company in 1970.
Robert E. Bosworth               49    Executive Vice President since June 1990 and Chief
                                       Financial Officer of the Company since April 1985.
                                       First elected a director of the Company in October
                                       1986.
Richard E. Cheney                75    Former Chairman Emeritus, director and member of
                                       the executive committee, Hill and Knowlton, Inc.
                                       (international public relations and public affairs
                                       consulting). Director of HoloPak Technologies,
                                       Inc. and Rowe Furniture Corporation. Member of the
                                       Company's Compensation Committee. First elected a
                                       director of the Company in 1984.
DIRECTORS WHOSE TERMS
 OF OFFICE EXPIRE IN 1998
Scott L. Probasco, Jr.           68    Chairman of the Executive Committees of SunTrust
                                       Bank, Chattanooga, N.A., since March 1989 and
                                       SunTrust Banks of Tennessee, Inc. since January
                                       1990. Also a director of SunTrust Banks, Inc.,
                                       Coca-Cola Enterprises Inc. and Provident Life and
                                       Accident Insurance Company. Member of the
                                       Company's Audit and Compensation Committees. First
                                       elected a director of the Company in 1966.
Zan Guerry                       48    Chairman of the Board and President of the Company
                                       since June 1990. Previously served as Executive
                                       Vice President of the Company from 1983 to 1990,
                                       as President of Chattem Consumer Products from
                                       1984 to 1989 and as Chief Operating Officer from
                                       1989 to 1990. Director of SunTrust Bank,
                                       Chattanooga, N.A. First elected a director of the
                                       Company in 1981.

             NAME               AGE                   PRINCIPAL OCCUPATION
------------------------------  ----   --------------------------------------------------
DIRECTORS WHOSE TERMS
 OF OFFICE EXPIRE IN 1999
Samuel E. Allen                  60    Chairman of Globalt, Inc. (investments). Member of
                                       the Company's Audit Committee. First elected a
                                       director of the Company in 1993.
A. Alexander Taylor II           43    Partner with law firm of Miller & Martin, general
                                       counsel to the Company, since 1983. Director of
                                       U.S. Xpress Enterprises, Inc. Member of the
                                       Company's Audit Committee. First elected a
                                       director of the Company in 1993.

    In accordance with the Bylaws of the Company, the Board of Directors has established an Audit Committee and a Compensation Committee.

    The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Audit Committee met two times in fiscal 1996.

    The Compensation Committee is composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee reviews and approves all salary arrangements, including annual and long-term incentive awards and other remuneration, for officers of the Company. It also is responsible for administration of the Company's stock option plans (except for the Director
Plan), the annual incentive plan and certain other plans. The Compensation Committee met two times in fiscal 1996.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth information for the past three fiscal years concerning compensation paid or accrued by the Company to or on behalf of the Company's chief executive officer and the other most highly compensated executive officer, the only executive officers of the Company during the fiscal year ended November 30, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                     COMPENSATION
                                          ANNUAL COMPENSATION    ---------------------
                                FISCAL   ---------------------   SECURITIES UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS       OPTIONS AWARDED (1)    COMPENSATION (2)
------------------------------  ------   --------  -----------   ---------------------   ----------------
Zan Guerry                        1996   $253,000  $133,650              40,000               $2,854
 Chairman of the Board            1995    236,000   108,324                   0                2,760
 and President                    1994    230,500   121,512                   0                2,722
Robert E. Bosworth                1996    192,500    81,400              25,000                3,032
 Executive Vice President and     1995    181,760   119,819(3)                0                2,663
 Chief Financial Officer          1994    180,000    79,328                   0                2,609

------------
(1) Represents non-qualified stock options granted on January 31, 1996 under the Company's 1994 Stock Option Plan at an exercise price of $4.875 per share.

(2) Represents premiums paid by the Company under life insurance policies with respect to which the named executive is entitled to a death benefit of up to $450,000 as follows for the 1996 fiscal year: Mr. Guerry - $479; Mr. Bosworth - $657. Also represents the Company's contributions with respect to the Company's Savings and Investment Plan for the named executive as follows for the 1996 fiscal year: Mr. Guerry - $2,375; Mr. Bosworth - $2,375.

(3) Includes one-time incentive bonus of $50,000 for the 1995 fiscal year.

STOCK OPTION GRANTS

    The stock option grants to the Company's chief executive officer and the other most highly compensated executive officer during the fiscal year ended November 30, 1996 are shown in the following table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                POTENTIONAL
                                                                              REALIZABLE VALUE
                                                                                 AT ASSUMED
                                                                              ANNUAL RATES OF
                     NUMBER OF      PERCENT OF                                  STOCK PRICE
                    SECURITIES    TOTAL OPTIONS                               APPRECIATION FOR
                    UNDERLYING      GRANTED TO     EXERCISE OR                  OPTION TERM
                      OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION   ----------------
       NAME         GRANTED (#)    FISCAL YEAR       ($/SH)         DATE      5% ($)   10% ($)
------------------  -----------   --------------   -----------   ----------   -------  -------
Zan Guerry            40,000          12.58           4.875       1/31/06     122,612  310,756
Robert E. Bosworth    25,000           7.86           4.875       1/31/06      76,632  194,222

OPTION EXERCISES AND HOLDINGS

    The option exercises by the Company's chief executive officer and the other most highly compensated executive officer during the fiscal year ended November 30, 1996, as well as the number and total value of unexercised in-the-money options at November 30, 1996, are shown in the following table:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                     AND OPTION VALUES AT NOVEMBER 30, 1996

                                                                                        VALUE OF
                                                            NUMBER OF                  UNEXERCISED
                                                           UNEXERCISED                IN-THE-MONEY
                        NUMBER OF                          OPTIONS AT                  OPTIONS AT
                     SHARES ACQUIRED      VALUE           NOV. 30, 1996               NOV. 30, 1996
       NAME            ON EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-------------------  ----------------   ---------   -------------------------   -------------------------
Zan Guerry                   0              0            103,125/74,375             $161,134/231,211
Robert E. Bosworth           0              0             60,937/45,313               95,214/142,676

PENSION PLAN

    The following table shows for various years of service the estimated annual benefits payable under the Chattem, Inc. Pension Plan (the "Pension Plan") upon normal retirement, before deducting a specified percentage of applicable estimated Social Security benefits, as provided in the Pension Plan:

                               PENSION PLAN TABLE

                                                  YEARS OF SERVICE
                           ---------------------------------------------------------------
REMUNERATION                15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-------------------------  -----------  -----------  -----------  -----------  -----------
$100,000.................  $    37,500  $    50,000  $    50,000  $    50,000  $    50,000
 150,000.................       56,250       75,000       75,000       75,000       75,000
 200,000.................       75,000      100,000      100,000      100,000      100,000
 275,000.................      103,125      137,500*     137,500*     137,500*     137,500*
 325,000.................      121,875      162,500*     162,500*     162,500*     162,500*
 350,000.................      131,250*     175,000*     175,000*     175,000*     175,000*
 375,000.................      140,625*     187,500*     187,500*     187,500*     187,500*
 400,000.................      150,000*     200,000*     200,000*     200,000*     200,000*
 450,000.................      168,750*     225,000*     225,000*     225,000*     225,000*
 500,000.................      187,500*     250,000*     250,000*     250,000*     250,000*

------------
* Exceeds maximum Pension Plan benefit permissible under current federal law.

    The basis for the compensation covered by the Pension Plan is W-2 earnings as adjusted for certain extraordinary income items. Covered compensation for the individuals listed in the summary compensation table as of November 30, 1996, was: Mr. Guerry -- $382,324; Mr. Bosworth -- $280,319. The accrued years of service to November 30, 1996, of the individuals listed in the summary compensation table (assuming repayment of Pension Plan loans from funds voluntarily contributed) are as follows: Mr. Guerry -- 18.75; Mr. Bosworth -- 16.25.

    Upon retirement at age 65 (or as otherwise permitted under the Pension
Plan), a participant in the Pension Plan receives an annual benefit which is 2.5% of the average of his highest five consecutive calendar years of compensation (regular wages or salaries, annual bonuses, incentive or Christmas gift payments, overtime pay, shift premium, director's fees and, up to the level of regular wages or salaries, any payments for workers' compensation, civic duty pay, military pay, sickness pay, temporary disability pay or vacation pay) paid during the 10 calendar years immediately preceding the earlier of actual or normal retirement age, multiplied by his years of service not in excess of 20 years. The amount determined in the preceding sentence is then reduced by 2.5% of the participant's primary Social Security benefit, multiplied by the participant's years of service not to exceed 20 years. For retirement before age 65, benefits are further reduced actuarially and for years of service proration.

    Upon retirement, benefits are calculated on the basis of a normal retirement pension to be paid during the lifetime of the participant. Benefits will be paid in the form of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, unless one of the following options is appropriately elected:

        (i) A reduced annuity benefit to be paid monthly over 5, 10 or 15 years and thereafter for the participant's life;

        (ii) A reduced annuity benefit to be paid during the participant's life with one-half of the reduced benefit to be continued to the spouse for the spouse's life;

       (iii) A reduced annuity benefit to be paid during the participant's life with either three-fourths of or the full reduced benefit to be continued to the spouse for the spouse's life;

       (iv) A single lump sum payment; or

        (v) A single life annuity.

AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company has entered into severance agreements with the officers named in the Summary Compensation Table. These severance agreements are operative only upon the occurrence of a change in control of the Company and are intended to encourage key executives to remain in the Company's employ by providing them with greater security and imposing various restrictions on competitive employment should an officer leave the Company's employment. Absent a change in control of the Company, the severance agreements do not require the Company to retain any executive or to pay him any specified level of compensation.

    If the severance agreements become operative, and if the employment with the Company of one of these officers is terminated or the officer is constructively discharged within two years of the occurrence of a change in control of the Company, the officer will be entitled to receive a termination payment equal to three times his average annualized includible compensation from the Company during the five most recently completed fiscal years and the continuation of certain Company-provided benefits. Includible compensation for purposes of calculating the severance benefit generally includes all compensation paid to the officer by the Company and will be calculated in accordance with the applicable provisions of the Internal Revenue Code.

    A change of control of the Company will be deemed to occur if (i) there is a change of one-third or more of the directors of the Company within any 12-month period; (ii) there is a change of one-half or more of the directors of the Company within any 24-month period; or (iii) any person acquires ownership or the right to vote 35% or more of the Company's outstanding voting shares.

DIRECTOR COMPENSATION

    All directors receive monthly compensation of $375 and supplemental life insurance coverage in varying amounts. In addition, directors who are not officers of the Company receive $400 for each meeting they attend if they reside in the Chattanooga area and $700 plus expenses if they reside elsewhere. Directors who are neither officers nor consultants to the Company also receive $200 for each committee meeting they attend if held in conjunction with a Board of Directors meeting and $400 for each committee meeting they attend if held independently of a Board of Directors meeting. The outside directors of the Company are also eligible for the grant of stock options under the terms of the Director Plan. In January 1997, the Director Plan was amended to provide that the non-employee members of the Board of Directors receive a one-time grant of options to acquire 5,000 shares at the fair market value on the date preceding the date of grant.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

PRINCIPLES OF EXECUTIVE COMPENSATION

    The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive talent that the Company needs in order to maximize its return to shareholders. Toward that end, the Company's executive compensation program attempts to provide strongly competitive compensation levels and incentive pay that varies based on corporate, business unit and individual performance.

    The Company attempts to provide its executives with a total compensation package that -- AT EXPECTED LEVELS OF PERFORMANCE -- is slightly above average market rates for executives who hold comparable positions or have similar qualifications in companies the Company's size. Total compensation is defined to include base salary, annual incentives and long-term incentives. The Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys and compensation consultants. The Company does not necessarily consider pay levels for the peer companies included in the shareholder return graph, since these companies, in some cases, vary in size significantly from the Company.

    The reason the Company targets its total executive pay program at slightly above competitive market norms is that the Company places more emphasis on long-term incentive compensation than is common in the market for comparable sized companies. Thus, the Company's executive salaries and annual incentive target awards tend to be close to the market average while its long-term incentive award opportunities are at or above average rates.

    The Company's incentive plans are designed to ensure that incentive compensation varies based upon the financial performance of the Company. However, some of the Company's incentive payouts are based on annual performance while other incentive values are based on long-term (i.e., multi-year) performance. Also, the Company considers business unit and individual performance in its incentive plan. As a result, the total compensation levels for an executive in any given year may not reflect the Company's overall bottom-line financial performance in that year.

BASE SALARY PROGRAM

    The Company's base salary program is based on a philosophy of providing salaries that are typically consistent with average market rates for companies of similar size. The Company believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Base salary levels are also based on each individual employee's performance over time. Consequently, employees with higher levels of sustained performance over time will be paid correspondingly higher salaries. Salaries for executives are reviewed and revised annually based on a variety of factors, including individual performance (assessed in a qualitative fashion), general levels of market salary increases and the Company's overall financial results. All salary increases are granted within a pay-for-performance framework.

ANNUAL INCENTIVE PLAN

    The Company's annual incentive plan is intended to assist the Company in rewarding and motivating key employees, focuses strongly on Company, business unit and individual performance, and provides a fully competitive compensation package to plan participants. As a pay-for-performance plan, incentive awards are paid annually based on the achievement of performance objectives for the year. Under the plan, each plan participant is provided a range of potential annual incentive awards based on competitive award levels in the marketplace. The incentive award ranges are consistent with those provided by other companies similar in size to the Company. Actual awards paid under the plan are based on the Company's corporate performance (and for business unit positions, business unit performance). Individual performance is also considered in determining actual award levels for each year, but is assessed in a non-formula fashion. The corporate annual incentive plan objective usually is earnings per share performance against plan. The specific objectives and standards under the plan are reviewed annually by the Company in order to ensure consistency with the Company's business strategy and prevailing market conditions.

    An annual incentive funding pool is created to pay awards achieved under the annual incentive plan. At targeted performance, the plan provides sufficient funding to pay competitive annual incentives to all plan eligible positions. However, the actual size of the annual incentive funding pool will vary based on corporate earnings per share performance. Aggregate payments under the annual incentive plan are limited by the size of the funding pool. Actual awards made to participants under the annual incentive plan are based on a combination of corporate, business unit and individual performance. Business unit performance is assessed considering such factors as net sales and operating income. Individual performance is assessed relative to various qualitative objectives and criteria, such as overall contribution to the Company's success and successful implementation of business strategy.

LONG-TERM INCENTIVES

    The Company believes that its key employees should have an ongoing interest in the long-term success of the business. To accomplish this objective, the Company provides long-term incentives to executives in the form of non-qualified stock options. The Company previously maintained a long-term performance plan pursuant to which cash payments were made based upon improvements in corporate earnings per share over a three-year performance cycle. The long-term performance plan was terminated during the last fiscal year since the grant of non-qualified stock options under the Company's stock option plans was deemed to provide a better incentive on behalf of the Company's shareholders.

    The Company's stock option plans are intended to reward participants for generating appreciation in the Company's stock price. Stock options granted to the executive officers named in the Summary Compensation Table and certain other executives were awarded at 100% of the fair market value of the stock on the date of grant. All stock options have a term of ten years. Generally, stock option grants vest at a rate of 25% per year beginning one year after the date of grant. The exercise price is payable in cash, shares of the Company stock or some combination thereof. No option holder has any rights as a shareholder for any shares subject to an option until the exercise price has been paid and the shares are issued to the employee.

    The Company's overall stock option grant levels are established by considering market data for the Company's stock and the number of shares reserved under the plan for option grants. Individual stock option grants are based on the job level of each participant in the Company and individual performance. The Committee also considers the size of past stock option grants in determining the size of new option grants.

    The Company's compensation plans are periodically reviewed to ensure an appropriate mix of base salary, annual incentive and long-term incentive within the philosophy of providing strongly competitive total direct compensation opportunities.

1996 CHIEF EXECUTIVE OFFICER COMPENSATION

    As described above, the Company compensates all executives, including the chief executive officer, based upon both a pay-for-performance philosophy and consideration of market rates of compensation for each executive position. Specific actions taken by the Compensation Committee regarding the chief executive officer's compensation are summarized below.

BASE SALARY

    After two years in which the base annual salary for the Company's chief executive officer was unchanged, the base annual salary was increased to $270,000 from $236,000 effective July 1, 1996.

ANNUAL INCENTIVE

    The annual incentive earned by the chief executive officer for 1996 performance was $133,650. This annual incentive award was based on competitive market annual incentive awards for chief executive officers in companies comparable in size to the Company, and adjusted to reflect the Company's performance in growth in earnings per share against plan.

LONG-TERM INCENTIVE

    The chief executive officer received a stock option award of 40,000 options in fiscal 1996.

    The foregoing report is submitted by the Compensation Committee, consisting of Richard E. Cheney and Scott L. Probasco, Jr.

COMPARATIVE PERFORMANCE BY THE COMPANY

    The following is a chart comparing the cumulative total return to shareholders of the Company, assuming reinvestment of dividends, for the five-year period ending at the end of the 1996 fiscal year with the return from:
(i) the S&P 500 Index and (ii) a group of public companies engaged in either the functional toiletries, cosmetics or non-prescription drug business, for the same period. The following companies are in the group of selected comparable companies: Alberto-Culver Co. (Class B common stock), Carter-Wallace Inc., DEP Corporation (Class B common stock), Helene Curtis Industries Inc., Menley & James Inc., Neutrogena Corp., St. Ives Laboratories Inc. and Del Laboratories Inc.

                                 CHATTEM, INC.
                          RELATIVE MARKET PERFORMANCE
                         TOTAL RETURN FISCAL 1992-1996

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 VALUE OF INVESTMENT
         ($)
                         Chattem Inc.    S&P 500 Index    Custom Peer Group
11/30/91                         $100             $100                 $100
11/30/92                         $156             $118                 $107
11/30/93                         $126             $130                  $78
11/30/94                          $87             $132                  $70
11/30/95                          $73             $181                  $75
11/30/96                         $147             $231                 $109

 * Assumes $100 invested on November 30, 1991 in the common stock of the Company, S&P 500 Index and the custom peer group with dividends reinvested and investment weighted on the basis of market capitalization.

              PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

    Samuel E. Allen, A. Alexander Taylor, II, and Scott L. Probasco, Jr. are the current members of the Company's Audit Committee. The Audit Committee's functions include review and monitoring of financial reports and accounting practices.

    Another of the Audit Committee's functions is the recommendation of auditors to the Board of Directors. The Audit Committee has recommended and the Board of Directors has selected Arthur Andersen LLP, the Company's auditors since 1963. Arthur Andersen LLP is knowledgeable about the Company's operations and accounting practices and is well qualified to act in this capacity. The Company's Board of Directors believes that it is a good practice to submit the appointment of auditors for the approval of the shareholders, although such approval is not required. If shareholder approval for the appointment is not obtained, the Audit Committee will investigate the reasons, and the Board of Directors will reconsider the appointment. If the accompanying proxy is duly executed and received in time for the Annual Meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named in the proxy to vote the shares represented thereby FOR the ratification of the appointment of Arthur Andersen LLP as auditors.

    It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions. Such representative will have an opportunity to make a statement at the Annual Meeting if he desires.

SHAREHOLDERS' PROPOSALS

    Proposals from the Company's eligible shareholders for presentation for action at the 1998 Annual Meeting of Shareholders must be received by the Company no later than November 7, 1997, in order to be considered for inclusion in the Proxy Statement and Proxy for that Annual Meeting. Any such proposals, as well as any questions relating thereto, should be directed to Hugh F. Sharber, Secretary, Chattem, Inc., 1715 West 38th Street, Chattanooga, Tennessee 37409.

                                          Zan Guerry
                                          CHAIRMAN OF THE BOARD AND PRESIDENT
March 7, 1997

                                     [LOGO]

                                 CHATTEM, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 9, 1997

    The undersigned, having received the Notice of Annual Meeting and the Proxy Statement dated March 7, 1997, appoints ZAN GUERRY and ROBERT E. BOSWORTH, and each of them proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of Chattem, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 9, 1997, at the principal executive offices of the Company, 1715 West 38th Street, Chattanooga, Tennessee 37409, at 1:00 p.m. local time, and any adjournment(s) as specified in this Proxy.

1.         Election of Directors.        FOR all nominees listed below            WITHHOLD AUTHORITY
                                         (EXCEPT AS MARKED TO THE CONTRARY) / /   TO VOTE FOR ALL NOMINEES LISTED
                                                                                  BELOW / /

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES,
               STRIKE A LINE THROUGH HIS NAME IN THE LIST BELOW.

           LOUIS H. BARNETT, ROBERT E. BOSWORTH and RICHARD E. CHENEY

2.         Ratification of the Appointment of Arthur Andersen LLP as independent auditors.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                                                                                     PLEASE MARK        /X/
THE BOARD OF DIRECTORS RECOMMENDS AFFIRMATIVE VOTES FOR ITEMS 1 AND 2 AND IF NO CONTRARY             YOUR VOTES AS
SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.                                   INDICATED IN
                                                                                                     THIS EXAMPLE

                                        The Board of Directors knows of no other
                                        matters that may properly be brought
                                        before the meeting. However, if any
                                        other matters are properly brought
                                        before the meeting, the persons named in
                                        this proxy or their substitutes will
                                        vote in accordance with their best
                                        judgement on such matters. THIS PROXY
                                        SHOULD BE DATED, SIGNED BY THE
                                        SHAREHOLDER AS THE NAME APPEARS HEREIN
                                        AND RETURNED PROMPTLY IN THE ENCLOSED
                                        ENVELOPE. JOINT OWNERS SHOULD EACH SIGN
                                        PERSONALLY, AND TRUSTEES AND OTHERS
                                        SIGNING IN A REPRESENTATIVE CAPACITY
                                        SHOULD INDICATE THE CAPACITY IN WHICH
                                        THEY SIGN.
                                        Dated __________________________________
                                        ________________________________________
                                               Signature of Shareholder
                                        ________________________________________
                                               Signature of Shareholder

 PLEASE SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE--NO POSTAGE
                                   REQUIRED.